Exhibit 10.3
     EXECUTION VERSION
FORBEARANCE AGREEMENT
     FORBEARANCE AGREEMENT, dated as of February 12, 2010 (as amended or modified from time to time, this “Agreement”), among RHI Entertainment, LLC (the “Borrower”), its subsidiaries party to the Credit Agreement described below as Guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”), RHI Entertainment Holdings II, LLC (the “Parent”), the Lenders party to the Credit Agreement described below (the “Lenders”) and Wilmington Trust FSB, as successor to JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”).
     WHEREAS, the Borrower, the Guarantors, the Parent, the Lenders and the Agent are parties to a Credit, Security, Guaranty and Pledge Agreement, dated as of June 23, 2008 (as the same may have been or may from time to time be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
     WHEREAS, the Specified Defaults described herein either have occurred or may occur during the Forbearance Period described herein.
     WHEREAS, the Borrower has requested that the Agent and the Lenders provide a temporary forbearance from exercising remedies with respect to the Specified Defaults described herein during the Forbearance Period described herein.
     WHEREAS, the Lenders signatory hereto have agreed, subject to the terms and conditions of this Agreement, to provide the forbearance and temporary waiver referred to in the immediately preceding recital.
     WHEREAS, the Borrower, the Guarantors, the Parent, a majority of the First Lien Lenders, the First Lien Agent and certain counterparties to the Borrower’s swap agreements have entered into a forbearance agreement, dated as of December 23, 2009 (as amended on January 22, 2010, and as may be further amended, supplemented or modified from time to time, the “First Lien Forbearance Agreement”), pursuant to which they have agreed to provide the forbearance and temporary waivers referred to therein.
     WHEREAS, in order to induce the Agent and the Lenders to agree to such forbearance and consent, the Credit Parties have agreed to make certain acknowledgments and enter into certain agreements as hereinafter set forth.
     ACCORDINGLY, the parties hereby agree as follows:
     1. Defined Terms. All capitalized terms not otherwise defined herein are used as defined in the Credit Agreement. For purposes of this Agreement, the following defined terms shall have the following meanings:
“Forbearance Period” shall mean the period commencing upon satisfaction in full of the conditions precedent set forth in Section 5 of this Agreement and ending upon the earlier of (i) the Stated Expiration Date and (ii) the occurrence of any Termination Event.
“Specified Default” or “Specified Defaults” shall mean, individually or collectively, the Defaults or Events of Default listed on Schedule 1 hereto.
“Stated Expiration Date” shall mean 5:00 p.m. (New York City time) on February 26, 2010.
“Termination Event” shall mean the occurrence of any of the following:
               (i) the occurrence of any Default or Event of Default under the Credit Agreement other than a Specified Default;
               (ii) any breach by any Credit Party of any agreement or covenant contained in this Agreement, including without limitation any commitment made under Section 4 hereof;
               (iii) any representation or warranty made by any Credit Party in this Agreement (including without limitation any commitment made under Section 4 hereof) shall cease to be true and accurate in all material respects;
               (iv) the date that the Forbearance Period (as defined in the First Lien Forbearance Agreement) terminates in accordance with the terms of the First Lien Forbearance Agreement (other than as a result of clause (iv) of the definition of “Termination Event” in the First Lien Forbearance Agreement [the Agent or Lenders deliver notice of default or Notice of Intent to Exercise with respect to a Specified Default]);
               (v) any creditor of any Credit Party or Parent shall commence involuntary bankruptcy proceedings against such Credit Party or Parent;
               (vi) any creditor of any Credit Party or Parent shall attempt to execute a judgment, or shall obtain attachment on any asset of such Credit Party or Parent or otherwise shall exercise any similar remedy against any asset of such Credit Party or Parent (but excluding any notice of default or termination or the commencement of any suit, arbitration or other legal process which has not developed into an occurrence described before this parenthetical); or
               (vii) any Credit Party or Parent shall commence a voluntary case under the Bankruptcy Code or file a proceeding seeking protection under any other law for the relief of debtors.
     2. Agreement to Forbear. (a) During the Forbearance Period, subject to the terms and conditions of this Agreement, the Agent and the Lenders that are signatories hereto, which Lenders constitute the Required Lenders, hereby agree to forbear from exercising their rights and remedies as creditors against the Borrower and the other Credit Parties or Parent that may exist by virtue of any Specified Defaults (subject to the termination of such forbearance in the event of any Termination Event, including any Termination Event arising from or out of a Specified Default (although it is understood that the existence of a Specified Default shall not in and of itself constitute a Termination Event)) under the Credit Agreement or under the other Fundamental Documents, including without limitation by making any demand for payment of interest on the Loans due and payable pursuant to the terms of the Credit Agreement during the Forbearance Period, by pursuing unsecured lender remedies with regard to any such payment not made and/or by delivering any Notice of Intent to Exercise (as defined in the Intercreditor Agreement) for the Borrower’s failure to pay such interest.
          (b) In addition, solely with respect to the Specified Defaults listed as Item 1 appearing on Schedule 1 hereto, the Agent and the Lenders signatory hereto agree to temporarily waive, solely during the Forbearance Period, any Default or Event of Default resulting solely from such Specified Defaults. For the avoidance of doubt, the temporary waiver contained in the preceding sentence shall terminate and be of no further force or effect upon any expiration or termination of the Forbearance Period.
          (c) It is understood and agreed among the Lenders, the Agent and the Borrower that nothing contained in the Base Cash Flow Schedule (as defined in the First Lien Forbearance Agreement, the “Base Cash Flow Schedule”) shall during the Forbearance Period constitute an admission by any of the Credit Parties as to any inability to pay their debts as they become due.
          (d) It is understood and agreed among the Lenders, the Agent and the Borrower that the requirement in Section 6.5(l) of the Credit Agreement that there be no Default or Event of Default shall be disregarded to the extent the Borrower complies with Section 4(c)(v) of this Agreement.
     3. Reservation of Rights. (a) Except as otherwise expressly provided herein, nothing in this Agreement shall be construed as a waiver of or acquiescence to any Specified Default, and each of the Specified Defaults which constitutes a Default or an Event of Default shall continue in existence as such notwithstanding the agreement of the Agent and the Required Lenders, as set forth herein, to forbear in the exercise of rights and remedies against any Credit Party or Parent on the terms and for the period set forth herein. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not: (i) constitute an extension, modification, suspension or waiver of any term or aspect of the Credit Agreement or the other Fundamental Documents; (ii) extend the terms of the Credit Agreement or the due date of any of the Obligations; (iii) give rise to any obligation on the part of the Agent or the Lenders to extend, amend, waive or otherwise modify any term or condition of the Credit Agreement or any of the other Fundamental Documents; or (iv) give rise to any defenses or counterclaims to the right of the Agent or the Lenders to compel payment of the Obligations or to otherwise enforce their rights and remedies under the Credit Agreement and the other Fundamental Documents. Subject to the terms of the Intercreditor Agreement, during the Forbearance Period, the Agent (at the direction of the Required Lenders) and the Lenders may exercise any and all rights and remedies against any Credit Party or Parent that may exist by virtue of the occurrence and continuance of any Default or Event of Default other than the Specified Defaults. Subject to the terms of the Intercreditor Agreement, following the Forbearance Period, the Agent (at the direction of the Required Lenders) and the Lenders may exercise all rights and remedies against any Credit Party or Parent that may exist by virtue of the occurrence and continuance of any Specified Default or any other Default or Event of Default which may arise. The Agent and the

Lenders hereby expressly reserve all of their respective rights and remedies under the Fundamental Documents and under Applicable Law with respect to the Specified Defaults and otherwise. Without limiting the foregoing, nothing in this Agreement shall alter the effect of Section 2.8 of the Credit Agreement. The Borrower and the Guarantors acknowledge and agree that the default rates of interest set forth in Section 2.8 of the Credit Agreement shall apply from and after the date of the occurrence of any Event of Default (including any Event of Default that constitutes a Specified Default) in accordance with the terms of Section 2.8 of the Credit Agreement notwithstanding the forbearance and the other agreements of the Lenders and the Agent described herein unless and until all Events of Default (including without limitation the Specified Defaults) have been cured or permanently waived (with such default rate of interest applicable to all periods commencing from the date hereof until such time at which all such Events of Default are cured or permanently waived).
          (b) The Borrower, the Agent and the Lenders may, from time to time, engage in negotiations concerning the Obligations, and such negotiations may be lengthy and complex. None of the Agent or the Lenders shall have any obligation to modify, amend and/or restructure the Obligations or any of the Fundamental Documents in connection with such negotiations or otherwise. Each of the Agent and the Lenders may terminate such negotiations at any time, in its sole discretion, with or without notice, and without liability of any kind. None of the Agent or the Lenders shall have any obligation or liability by virtue of the commencement, prosecution or termination of negotiations concerning any possible amendment. None of the Agent or the Lenders shall waive any rights or incur any liability by negotiation or by the passage of time associated therewith.
     4. Representations, Warranties, Confirmations, and Agreements by Borrower with respect to Specified Defaults and Other Matters.
          (a) Each Credit Party hereby represents and warrants to Agent and each of the Lenders that:
               (i) no Defaults or Events of Defaults other than the Specified Defaults have occurred and are continuing as of the date hereof or, as of the date hereof, are expected to occur prior to the Stated Expiration Date;
               (ii) as of the date hereof, the aggregate gross value of all of the assets of any Subsidiaries which have not become a Credit Party because of the $250,000 threshold appearing in Section 5.21 of the Credit Agreement is approximately $647,000, and Schedule 2 hereto identifies the gross asset value of such Subsidiaries on a per-Subsidiary basis; and
               (iii) Schedule 3 hereto identifies each of the Credit Parties’ and each of their Subsidiaries’ deposit accounts, lists the balances in such deposit accounts as of January 31, 2010 and specifies whether or not an Account Control Agreement has been delivered to the First Lien Agent with respect to such deposit account.
          (b) Each Credit Party hereby confirms, acknowledges and agrees that:
               (i) as of January 31, 2010, the principal balance of the outstanding Loans under the Credit Agreement was at least $75,000,000.00, which amount does not include interest, fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement; and
               (ii) all of the Obligations, including the Loans set forth above, are valid and outstanding and are secured by the Collateral, and neither any of the Credit Parties nor the Parent has any rights of offset, defenses, claims or counterclaims with respect to any of the Obligations.
          (c) Each Credit Party hereby covenants and agrees:
               (i) that it shall cooperate, and that it shall direct its financial advisors and legal counsel to cooperate, with the Agent and its counsel to provide the Agent with information regarding the Borrower and its Subsidiaries, and their respective assets, as the Agent or its counsel may request upon the instruction of the Required Lenders; without limiting the generality of the foregoing, Borrower, its counsel and its financial advisors will meet with the Required Lenders and their respective counsel, if any (which meetings may include, at the Required Lenders’ election, the Agent and its counsel) at such times during regular business hours during the Forbearance Period as may be requested by the Required Lenders;
               (ii) to, if requested by the Agent upon the instruction of the Required Lenders, hold update calls during regular business hours as frequently as the Agent may request among Borrower’s Chief Financial Officer and Borrower’s financial advisors, the Lenders, their respective legal counsel (if any), the Agent and its legal counsel;
               (iii) that, notwithstanding anything to the contrary in the Credit Agreement, during the Forbearance Period (and for any other period during which a Default or Event of Default has occurred and is continuing) it has no right to retain any Net Proceeds of any Dispositions for the purpose of applying such proceeds to the acquisition of other assets or properties, and that any such Net Proceeds received during the Forbearance Period shall be applied within one (1) Business Day of receipt to prepay the First Lien Facilities in accordance with Section 2.10(h) of the First Lien Agreement;
               (iv) that during the Forbearance Period, to the extent it is permitted to do so under the First Lien Agreement and Fundamental Documents (as defined therein, including without limitation the Intercreditor Agreement and the First Lien Forbearance Agreement), the Borrower will pay on a timely basis any and all amounts due to the Agent and/or the Lenders and/or the Agent’s professionals under the Credit Agreement or other Fundamental Documents, except solely to the extent that any non-payment of the same constitutes or would constitute a Specified Default;
               (v) that during the Forbearance Period it will not make: (A) any Investments other than Investments existing or committed to be made on the date hereof and Investments pursuant to clauses (a), (d) or (f) of Section 6.4 of the Credit Agreement; or (B) any Restricted Payments other than Restricted Payments pursuant to Section 6.5(e) of the Credit Agreement, pursuant to Section 6.5(k) of the Credit Agreement (solely to the extent any such dividend is paid to a Credit Party) or pursuant to Section 6.5(l) of the Credit Agreement (provided, that payments may only be made as described in Section 6.5(l) of the Credit

Agreement to the extent that such payments are both (x) paid to or on behalf of Public Co. in the ordinary course of business and consistent with past practices and (y) reflected in the Base Cash Flow Schedule, but provided further that the requirement that there be no Default or Event of Default shall be disregarded for purposes of making payments under Section 6.5(l) of the Credit Agreement as described above);
               (vi) that the provisions of the Credit Agreement and the Fundamental Documents shall, during the Forbearance Period and following any expiration or termination thereof unless and until all Events of Default (including without limitation the Specified Defaults) have been cured or permanently waived, be interpreted and complied with on the understanding that one or more Events of Default is in existence, including that each Credit Party and the Parent will abide by all affirmative and negative covenants under the Credit Agreement and the other Fundamental Documents on the understanding that one or more Events of Default are in existence (e.g., in the case of any covenant that permits the Credit Parties to take an action only in the absence of an Event of Default, the Credit Parties agree that they shall not take such action); provided that the requirement in Section 6.5(l) that there be no Default or Event of Default shall be disregarded to the extent the Borrower complies with the requirements set forth in clause (v)(B) immediately above;
               (vii) that the Credit Parties will during the Forbearance Period limit their cash disbursements to those that are materially consistent with the payments set forth on the Base Cash Flow Schedule and amounts required to be paid pursuant to Section 6(c)(iv) of the First Lien Forbearance Agreement; in furtherance of the foregoing, the Credit Parties agree that during the Forbearance Period they shall not, without the written consent of First Lien Lenders holding at least 40% of the Total Commitments (as defined in the First Lien Agreement) (a) make monetary payments that are not reflected in the Base Cash Flow Schedule in an aggregate amount equal to or in excess of $500,000 for the period commencing on January 22, 2010 and prior to the Stated Expiration Date, (b) with respect to any line item or category which is reflected in the Base Cash Flow Schedule (whether such line item or category is scheduled thereon to receive payments prior or subsequent to the Stated Expiration Date (or both)) make payments that as of any date of determination are in excess of 110% of the amount reflected on the Base Cash Flow Schedule as being payable with respect to such line item or category through such date of determination, provided that, subject always to the following clause (c): (1) this clause (b) shall not limit the amount of payments of fees and expenses of the financial advisors and counsel to the First Lien Agent during the Forbearance Period (as defined in the First Lien Forbearance Agreement) or (so long as the payments are for services rendered rather than to be rendered) payments of fees and expenses of legal counsel to the Credit Parties during the Forbearance Period and (2) in the context of line items or categories reflected on the Base Cash Flow Schedule of less than $50,000, the Credit Parties may pay amounts in excess of the scheduled payments so long as (A) the total payment does not exceed $50,000 and (B) the amounts paid with respect to such line item or category do not exceed the total amounts reflected on the Base Cash Flow Schedule as payable with respect thereto or (c) permit their aggregate payments as of any date of determination to exceed 110% of the aggregate payments projected in the Base Cash Flow Schedule to be made through such date of determination;
               (viii) that the Credit Parties shall not permit their aggregate minimum cash balance at any time to be less than $12,500,000;

               (ix) that the Credit Parties will deliver to Agent, as and when the same is delivered to the First Lien Agent, the information required to be provided to the First Lien Agent pursuant to clauses 6(c)(ix) [rolling update to Base Cash Flow Schedule] and 6(c)(xii) [January 31, 2010 monthly financials] of the First Lien Forbearance Agreement;
               (x) that none of the Credit Parties or any of their Subsidiaries will execute or deliver any written agreement or instrument that has the effect or intent of preferring or securing any of its creditors (other than the Agent and the Lenders with respect to the Obligations) such that any such creditor would by virtue thereof hold a better position as a creditors rights matter than it holds as of the date hereof, other than any Lien in respect of obligations under the First Lien Agreement, including by means of a supplement to any credit document in respect thereof, solely to the extent such Lien provides a first-priority lien on assets to the same extent that a Lien is provided to the Agent on a second-priority basis on the same assets in accordance with the Credit Agreement and the Intercreditor Agreement; and
               (xi) that the Credit Parties shall, by no later than February 25, 2010, (a) cause its Subsidiary, RHI Entertainment Ltd., to become a Credit Party by delivering an Instrument of Assumption and Joinder and such other local law documents as are delivered to the First Lien Agent in respect of the First Lien Facilities, (b) use its best efforts to cause Account Control Agreements to be delivered to the First Lien Agent with respect to: the deposit account numbered 001-01150-8 maintained by the Borrower with American Express; the deposit account numbered 30403261 maintained by RHI Entertainment Ltd. with Barclays Bank; and the deposit account numbered 062-438-1009-6303 maintained by RHI Entertainment Australia Pty Ltd. with Commonwealth Bank of Australia (in the case of the last account, with the Account Control Agreement containing an embedded grant of a security interest by RHI Entertainment Australia Pty Ltd. in favor of the Agent (on a second priority basis and subject to the Intercreditor Agreement) in the amounts from time to time standing in such account), and (c) to cause Account Control Agreements to be delivered to the First Lien Agent with respect to each deposit account of any Credit Party with JPMorgan Chase, as depository institution, that has a balance equal to or greater than $25,000, as reflected on Schedule 2 hereto;
          (d) Each Credit Party and the Parent hereby forever releases the Agent and each of the Lenders from any and all liens, claims, interests and causes of action of any kind or nature (each, a “Claim”) that any Credit Party now has or may hereafter have against the Agent or any of the Lenders, and hereby agrees to indemnify and hold harmless the Agent and each of the Lenders for all Claims that any Person may bring against the Agent or any of the Lenders that (i) arise under or in connection with the Credit Agreement or any other Fundamental Documents based on facts existing on or before the date hereof or (ii) arise under or in connection with this Agreement; provided that the Credit Parties may bring claims or causes of action solely to enforce the provisions of this Agreement. Each Credit Party and the Parent hereby reaffirms all of its obligations under the Credit Agreement and each other Fundamental Document to which it is a party.
The Credit Parties acknowledge and agree that each of the commitments and agreements contained in this Section 4 shall, except to the extent that the context clearly states or implies to the contrary, remain in effect notwithstanding the expiration or termination of the Forbearance Period.

     5. Conditions to Effectiveness. The provisions of Sections 1, 2, and 4 of this Agreement shall not become effective unless and until each of the following conditions have been satisfied:
          (a) the Agent shall have received counterparts of this Agreement executed by the Borrower, each Guarantor (and any entity required to join the Credit Agreement as a Guarantor pursuant to Section 5.21 of the Credit Agreement), the Parent, the Agent and the Lenders constituting the Required Lenders;
          (b) after giving effect to this Agreement, no Event of Default or Default (with the sole exception of (i) the Specified Defaults or (ii) any Default or Event of Default arising solely from the inaccuracy of any representation or warranty contained in the Credit Agreement to the extent that any such inaccuracy exists solely because of the existence of any Specified Default) shall have occurred and be continuing;
          (c) the representations and warranties contained in Sections 4(a) and 6 hereof shall be true and correct; and
          (d) all legal matters related to this Agreement shall be satisfactory to Milbank Tweed Hadley & McCloy, LLP, counsel to the Agent.
     6. Representations and Warranties. Each Credit Party represents and warrants that before and after giving effect to this Agreement the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent (a) that any such representations and warranties specifically relate to an earlier date and (b) to the extent that any such representation or warranty would not be true and correct solely because of the existence of any Specified Default).
     7. Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes any prior or contemporaneous representations or agreements, either oral or written, not contained herein.
     8. Further Assurances. At any time and from time to time, upon the Agent’s request at the instruction of the Required Lenders and at the sole expense of the Credit Parties, each Credit Party will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Agent, at the instruction of the Required Lenders, reasonably deems necessary to effect the purposes of this Agreement.
     9. Fundamental Documents. This Agreement shall constitute a Fundamental Document.
     10. Full Force and Effect. Except as expressly set forth herein, this Agreement does not constitute a waiver or a modification of any provision of the Credit Agreement or a waiver of any Event of Default under the Credit Agreement. The Credit Agreement and the other Fundamental Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof and are hereby ratified and affirmed. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereafter”, “hereto”, “hereof”, and words of similar import, shall, unless the context otherwise requires, mean the Credit Agreement as modified by this Agreement.
     11. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or electronic photocopy (e.g., “.pdf”) shall be effective as delivery of a manually executed counterpart hereof.
     13. Headings. The headings of this Agreement are for the purposes of reference only and shall not affect the construction of or be taken into consideration in interpreting this Agreement.
     14. Public/Private Information. Each of the Lenders acknowledges that information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrower and its related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws. All such information, including requests for waivers and amendments, furnished by the Borrower pursuant to, or in the course of administering, this Agreement, will be syndicate-level information, which may contain material non-public information about the Borrower and its related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Agent that it has identified in its “Administrative Questionnaire” a credit contact who may receive information that may contain material non-public Information in accordance with its compliance procedures and applicable law.
     15. Agent Capacity. Wilmington Trust FSB is entering into this Agreement not individually but rather solely in its capacity as the Agent for the Lenders pursuant to the Credit Agreement, and shall have no personal liability to any other party hereto, except in case of its own gross negligence or willful misconduct. This Agreement is entered into in connection with the Credit Agreement and the Agent shall be fully protected in respect of this Agreement as provided in the Credit Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

BORROWER: RHI ENTERTAINMENT, LLC
By:	/s/ Peter von Gal
	Name:	Peter von Gal
	Title:	Chief Operating Officer

PARENT: RHI ENTERTAINMENT HOLDINGS II, LLC
By:	/s/ Peter von Gal
	Name:	Peter von Gal
	Title:	Chief Operating Officer

Signature Page to RHI Forbearance Agreement

GUARANTORS: RHI ENTERTAINMENT DISTRIBUTION, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Exec VP, General Counsel & Secretary

RHI ENTERTAINMENT PRODUCTIONS, LLC
By:	/s/ Henry S. Hoberman
	Name:	Henry S. Hoberman
	Title:	Exec VP, General Counsel & Secretary

LIBRARY STORAGE, INC.
By:	/s/ Michael Scarpelli
	Name:	Michael Scarpelli
	Title:	President & Secretary

RHI INTERNATIONAL DISTRIBUTION, INC.
By:	/s/ Michael Scarpelli
	Name:	Michael Scarpelli
	Title:	Vice President & Secretary

Signature Page to RHI Forbearance Agreement

AGENT: WILMINGTON TRUST FSB
By:	/s/ Renee Kuhl
	Name:	Renee Kuhl
	Title:	Assistant Vice President

Signature Page to RHI Forbearance Agreement

LENDERS: JPM MEZZANINE CAPITAL, LLC, as Lender
By:	/s/ Aized A. Rabbani
	Name:	AIZED A. RABBANI
	Title:	VICE PRESIDENT

Signature Page to RHI Forbearance Agreement

LENDERS: CALIFORNIA BANK & TRUST, as Lender
By:	/s/ Thomas P. Betoumay
	Name:	Thomas P. Betoumay
	Title:	VP

2

LENDERS: KEP AIV, LLC, as Lender
By:	/s/ Frank J. Loverro
	Name:	Frank J. Loverro
	Title:	Managing Member

KELSO INTERCO VII, L.P., as Lender By: Kelso AIV VII, L.P., its Member By: Kelso AIV GP VII, L.P., its General Partner By: Kelso AIV GP VII, LLC, its General Partner
By:	/s/ Frank J. Loverro
	Name:	Frank J. Loverro
	Title:	Managing Member

3

SCHEDULE 1
Specified Defaults
1.	Any Default or Event of Default arising under 7(c) of the Credit Agreement. [Failure to pay interest]

2.	Any Default or Event of Default arising under Section 6.18 of the Credit Agreement [Covenant against modifications to material contracts that are materially adverse to the Lenders] as a result of having caused certain receivables from Crown Media to become scheduled to be paid subsequent to December 31, 2009.

3.	Any Default or Event of Default arising solely as a result of the existence of the Base Cash Flow Schedule or any rolling 13-week update relating thereto or arising under Section 7(g) of the Credit Agreement as a result of the implementation thereof.

4.	Any Default or Event of Default arising under Section 6.21 of the Credit Agreement. [Coverage Ratio]

SCHEDULE 2
Deposit Accounts

						Account
				Balance as of		Control
				January 31,		Agreement
Depository		Credit		2010 (in	Nature of	(“yes” or
Institution	Account Name	Party?	Account Number	$US)	Account	“no”)
JP Morgan Chase	RHI Entertainment LLC	Yes	304-671096	10,000	Petty Cash	No
JP Morgan Chase	RHI International Distribution Inc.	Yes	304-689211	—	Collection Account	No
JP Morgan Chase	RHI International Distribution Inc.	Yes	304-689254	4,251,120	Operating Account	No
JP Morgan Chase	RHI Entertainment LLC	Yes	314-006591	24,995,721	Operating Account	No
JP Morgan Chase	RHI Entertainment LLC	Yes	323-410537	188,076	Insurance / FSA Account	No
JP Morgan Chase	RHI Entertainment LLC	Yes	323-047165	710,415	Payroll Account	No
JP Morgan Chase	RHI Entertainment LLC	Yes	324-330332	—	Collection Account	No
JP Morgan Chase	RHI Entertainment Distribution LLC	Yes	304-959251	—	Collection Account	No
JP Morgan Chase	RHI International Distribution Inc.	Yes	601-893506	—	Checking Account	No
JP Morgan Chase	RHI Entertainment LLC	Yes	615-536158	—	Checking Account	No
JP Morgan Chase	RHI Entertainment Productions LLC	Yes	758-683403	—	Collection Account	No
JP Morgan Chase	Library Storage Inc	Yes	799-760657	—	Checking Account	No
JP Morgan Chase	Library Storage Inc	Yes	799-760632	4,410	Operating Account	No
American Express	RHI Entertainment LLC	No	001-011150-8	400,000	CD Account	No
Israel Discount Bank	RHI Entertainment LLC	Yes	03-49130 / 2203928	250,128	Operating Account	Yes
California Bank & Trust	RHI Entertainment LLC	Yes	324-0329751 / 0165709	9,227	Operating Account	Yes
Barclays Bank	RHI Entertainment Ltd	No	30403261 / 70156167	90,340	Operating Account	No
Commonwealth Bank of Australia	RHI Entertainment Australia Pty Ltd	No	062-438-1009-6303	60,223	Operating Account	No
Barclays Bank	RHI Entertainment Ltd	No	80374636	166	Production Account	No
HVB Hungarian Bank	DTS Productions Ltd	No	10918000000000 367110017	—	Production Account	No

2

						Account
				Balance as of		Control
				January 31,		Agreement
Depository		Credit		2010 (in	Nature of	(“yes” or
Institution	Account Name	Party?	Account Number	$US)	Account	“no”)
HVB Hungarian Bank	DTS Productions Ltd	No	109180010000000 367110024	—	Production Account	No
Barclays Bank	SFR Ltd	No	60655376	—	Production Account	No
Barclays Bank	SFR Ltd	No	40047678	4,498	Production Account	No
Barclays Bank	SFR Ltd	No	68372755	—	Production Account	No
Barclays Bank	SFR Ltd	No	86918211	472	Production Account	No
HVB Hungarian Bank	RHI Entertainment Kft	No	1091 8001 00000003 68110027	—	Production Account	No
HVB Hungarian Bank	RHI Entertainment Kft	No	1091 8001 00000003 68110010	—	Production Account	No
Royal Bank of Scotland	RHI Entertainment LLC	Yes	10154958	—	Production Account	No
JPMorgan Chase	NGP Holding	No	323-317-014	—	Production Account	No

3

SCHEDULE 3
Per-Subsidiary Breakdown of Gross Asset Values of Non-Credit Party Subsidiaries

Gross asset
value as of
January 31,
	Credit	2010 (in $US)
Entity	Party?	(000’s)
Metropolitan Productions, Inc	No	—
Don Quixote, Inc	No	—
HE PRO Tunes, Inc.	No	—
HEP Music, Inc.	No	—
HEP SS Music, Inc	No	—
SLB Productions, Inc	No	—
RHI Entertainment Australia Pty. Ltd.	No	80
Southern Whale Pty Ltd	No	—
Wayzgoose Concerts Services BV	No	—
RHI Entertainment Ltd	No	562
RHI Entertainment Kft	No	—
NGP Holding Inc	No	—
HEGOA Inc.	No	—
Independent Projects, Inc.	No	—
HEDAUS Pty Limited	No	—
DTS Productions Limited	No	—
Thistle Management Ltd	No	—
SFR Limited	No	5

Total Asset Value		$647

4